Chittenden Corporation	Merrill Merchants Bancshares, Inc.
2 Burlington Square	201 Main Street
P.O. Box 820	Bangor, Maine 04401
Burlington, Vermont 05402-0820

Edwin N. Clift
Kirk W. Walters	Deborah Jordan
(802) 660-1561	(207) 942-4800

For Immediate Release

January 19, 2007	03/07

CHITTENDEN TO ACQUIRE MERRILL MERCHANTS BANCSHARES, INC.

Burlington, VT — Chittenden Corporation (NYSE: CHZ) and Merrill Merchants Bancshares, Inc. (NASDAQ: MERB) (“Merrill”), announced today that they signed a definitive merger agreement whereby Chittenden will acquire Merrill and its subsidiary, Merrill Merchants Bank, for approximately $111.4 million in cash and stock. Consummation of the agreement is subject to the approval of the shareholders of Merrill, as well as various regulatory agencies. The acquisition is expected to close in the second quarter of 2007. Following the completion of the transaction, Merrill Merchants Bank will operate as a separate unit of Chittenden Corporation, maintaining its name and senior management team.

In announcing the agreement, Paul A. Perrault, Chittenden’s Chairman, President and Chief Executive Officer, said, “I am delighted that Merrill Merchants will join the Chittenden family of banks. Their well-established history of relationship banking has resulted in strong growth and high performance, and therefore will blend into our culture and strategies very nicely. By using Chittenden’s broad capabilities and products, they will be able to deepen their relationships and attract new ones. With a very strong and experienced management team remaining in place, this is a great strategic fit for both companies.”

Edwin Clift, Chairman and Chief Executive Officer of Merrill Merchants Bancshares, Inc., commented, “Merrill has accomplished a great deal as an organization and has operated at a high level of performance. We have known the management group at Chittenden for a number of years, and in working together have found that our banking policies and philosophies are very similar. Chittenden understands community banking and the need to keep local bankers with authority in place. Our Board of Directors carefully considered the interests of our shareholders and employees and determined Chittenden to be an ideal merger partner for us. This transaction is good news for our communities, customers, and employees.”

Under the terms of the merger agreement, shareholders of Merrill can elect to receive $31.00 per share in cash, with total cash consideration of approximately $44.57 million, or 1.02 shares of Chittenden common stock for each share of Merrill stock they own, with total stock consideration of approximately 2.20 million shares of Chittenden common stock. Elections will be subject to allocation procedures that are intended to ensure that 60% of the Merrill common stock outstanding immediately prior to consummation of the merger will be converted to Chittenden common stock. The transaction is intended to qualify as a reorganization for federal income tax purposes, and as a result, the shares of Merrill common stock exchanged for shares of Chittenden common stock are expected to be transferred on a tax-free exchange basis.

Chittenden was advised by its legal counsel, Goodwin Procter LLP. Merrill was advised by, Keefe, Bruyette & Woods, Inc., and its legal counsel was Thacher Proffitt & Wood LLP, Washington, D.C.

Merrill and its subsidiary, Merrill Merchants Bank, are headquartered in Bangor, Maine. Merrill had total assets of $449 million, $339 million in loans, deposits of $360 million, and $39 million of stockholders’ equity at December 31, 2006. Merrill presently operates 11 banking offices in central and eastern Maine.

Chittenden is a bank holding company headquartered in Burlington, Vermont. Through its subsidiary banks1, the Company offers a broad range of financial products and services to customers throughout Northern New England, Massachusetts and Connecticut, including deposit accounts and services; commercial and consumer loans; insurance; and investment and trust services to businesses, individuals, and the public sector. Chittenden Corporation’s news releases, including earnings announcements, are available on Chittenden’s website. Chittenden has prepared an investor package, which may be requested via e-mail at efortin@chittenden.com or by calling (802) 660-1412 for a fax copy.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of Merrill with and into Chittenden, Chittenden and Merrill intend to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a proxy statement/prospectus. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHITTENDEN, MERRILL MERCHANTS BANCSHARES AND THE MERGER. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Chittenden or Merrill with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Chittenden by directing a written request to Chittenden Corporation, 2 Burlington Square, Burlington, Vermont 05402-0820, Attention: General Counsel, and free copies of the documents filed with the SEC by Merrill by directing a written request to Merrill Merchants Bancshares, Inc., 201 Main Street, Bangor, Maine 04401, Attention: Diane Smith.

Chittenden, Merrill and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Merrill in connection with the merger. Information about the directors and executive officers of Chittenden and Merrill and information about any other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about Chittenden’s directors and executive officers in the proxy statement for Chittenden’s annual meeting of stockholders filed with the SEC on March 8, 2006. You can find information about Merrill’s directors and executive officers in the proxy statement for Merrill’s 2005 annual meeting of shareholders filed with the SEC on March 13, 2006. You can obtain free copies of these documents from the SEC, Chittenden or Merrill using the contact information above.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

[1]	Chittenden’s subsidiaries are Chittenden Trust Company, The Bank of Western Massachusetts, Flagship Bank and Trust Company, Maine Bank & Trust Company, and Ocean National Bank. Chittenden Trust Company also operates under the names Chittenden Bank, Chittenden Services Group, Chittenden Mortgage Services, and it owns Chittenden Insurance Group, LLC, and Chittenden Securities, LLC.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the shareholders of Merrill Merchants Bancshares to approve the merger agreement; (3) failure to obtain governmental approvals of the merger, or imposition of adverse regulatory conditions in connection with such approvals; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the businesses following the merger; (6) changes in general, national or regional economic conditions; (7) changes in loan default and charge-off rates; (8) reductions in deposit levels necessitating increased borrowings to fund loans and investments; (9) changes in interest rates; (10) changes in levels of income and expense in noninterest income and expense related activities; and (11) competition.

For further information on these risk factors and uncertainties, please see Chittenden’s filings with the Securities and Exchange Commission, including Chittenden’s Annual Report on Form 10-K for the year ended December 31, 2005. Chittenden and Merrill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.